                                                                 Exhibit 10.29


                                    AMENDMENT
                                       OF
                         CONSULTING AND OPTION CONTRACT

This is an Amendment to the Contract is between Rockford Corporation, an Arizona corporation ("Rockford") and Grisanti, Galef & Goldress, Inc., a Nevada corporation ("3G"). Rockford and 3G agree as follows:

1     RECITALS.

      1.1 Rockford Business. Rockford manufactures and distributes high quality car and professional audio products under various brand names including "Rockford-Fosgate", "Hafler Professional", "Rockford Acoustic Designs", and "Connecting Punch."

      1.2 3G Consulting Services. 3G is in the business of providing executive and other consulting services. 3G has provided services to Rockford pursuant to (a) a letter agreement dated February 8, 1992, and accepted by 3G on February 10, 1992, (b) a Consulting and Option Contract dated March 10, 1993, and (c) and Amendment and Renewal of Consulting and Option Contract dated as of August 1, 1995 (the "Prior Contract"). Pursuant to the Prior Contract, 3G has provided executive and consulting services to Rockford through W. Gary Suttle ("Suttle") and other 3G's associates.

      1.3 Amendment to Agreement. 3G, Rockford, and Suttle have now agreed to amend the Prior Contract in order that Rockford may directly employ Suttle as a full time employee.


2 AMENDMENT OF PRIOR CONTRACTS. Sections 2 and 3 of the Prior Agreement are deleted in their entirety. For the remaining term of the Prior Agreement, 3G will provide executive and advisory services to Rockford through its associates other than Suttle (with Rockford's advance approval). 3G consents to Rockford's hiring of Suttle as a full time employee of Rockford and waives payment of the fee otherwise required by Section 13 of the Prior Contract in connection with Suttle's employment.

      2.1 Nature of Required Services. Rockford and 3G will from time to time agree on the exact nature of the consulting services to be performed under the Contract.

      2.2 Director. 3G will designate its associate Jerry Goldress to serve as a Director of Rockford.

      2.3 Compensation of 3G Associates. 3G will pay, and bear exclusively, all compensation of Goldress and other 3G associates working on the Rockford engagement, except that Rockford will pay Goldress directors' fees and other compensation consistent with Rockford's compensation policies for its directors.

3 COMPENSATION AND EXPENSES. Sections 5.1, 5.2, 5.3, and 5.5 of the Prior Agreement are deleted in their entirety. Rockford and 3G will negotiate and approve the compensation payable to 3G for its services on a project by project basis for the remaining term of the Prior Contract. Sections
      5.4 and 5.6 are not amended and remain effective.

4 STOCK OPTION. As consideration for Jerry Goldress service as a director and for 3G's waiver of the placement fees under Section 13, Rockford will grant to Jerry Goldress as a director, and under the Rockford 1997 Stock Option Plan, options to purchase an additional 5,000 shares of Rockford Common Stock under the terms of the plan.

5 NO OTHER CHANGES. Except as set forth herein, the Prior Contract remains effective without change and is reconfirmed by the parties.

6     EXECUTION AND EFFECTIVE DATE. This Amendment is effective as of January 1,
      1999.



                                    Grisanti, GALEF & GOLDRESS, Inc.



                                    By /s/
                                       ----------------------------------------
                                          Jerry Goldress, Chairman
                                          Address:    P. O. 5240
                                                      114 Robert
                                                      Incline Village, NV 89450

                                    Rockford Corporation



                                    By /s/
                                       ----------------------------------------
                                          W. Gary Suttle, President
                                          Address:    648 South River Drive
                                                      Tempe, Arizona 85281


                                      -2-